Exhibit 23.4

[Letterhead Mantyla McReynolds LLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-4, Amendment No. 1, for the registration of 1,445,426,348 shares of common stock, of our report dated March 17, 2008, on our audit of the financial statements of Andover Medical, Inc. as of December 31, 2007 and for the period from July 13, 2006 (inception) to December 31, 2006. We also consent to the reference to our firm under the caption “Experts”.

/s/    Mantyla McReynolds LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

October 9, 2008